UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May  12, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Callon Petroleum Company (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on May 12, 2016. At the Annual Meeting, shareholders (a) elected three  (3) Class I directors to hold office until the 2019 annual meeting of shareholders (Proposal #1), (b) approved, in an advisory (non-binding) vote, the Company's executive compensation (Proposal #2), (c) approved the amendment to Article Four of the Company’s Certificate of Incorporation, increasing the number of authorized shares of the Company’s common stock from 150,000,000 shares to 300,000,000 shares (Proposal #3) , and (d) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 (Proposal #4). For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2016.

Proposal 1 – Election of Class I Directors.

Nominee	Votes cast For	Votes Withheld	Broker Non-Votes
Larry D. McVay	80,968,933	87,923	6,681,700
John C. Wallace	80,780,356	1,063,500	6,681,700
Michael L. Finch	80,977,889	865,967	6,681,700

Proposal 2 – Approval, in an advisory (non-binding) vote, of the Company’s Executive Compensation.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
79,723,102	614,278	1,506,476	6,681,700

Proposal 3 – Approval of the Amendment to Article Four of the Company’s Certificate of Incorporation, Increasing the Number of Authorized Shares of Common Stock of the Company.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
82,773,410	5,534,416	82,323	—

Proposal 4 – Ratification of Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
88,433,036	74,102	18,418	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

May 13, 2016	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Senior Vice President, Chief Financial Officer and Treasurer